                                                                   EXHIBIT 10.16

                                          CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTIONS OF THIS DOCUMENT
                                          HAVE BEEN REDACTED AND HAVE BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                                    AGREEMENT
                                    ---------

                 Made and executed in Holon on December 3, 2000

BETWEEN            Arad Technologies, Ltd.  No.
                                               --------------
                   Of: 6 Hacarmel St., Yokneam
                   Hereinafter: "ARAD"

                                                                 THE FIRST PARTY

AND BETWEEN        Tadiran Telematics, Ltd. No. 8-238387-51
                                            ---------------
                   Of: 26 Hashoftim St., Holon Industrial Zone
                   Hereinafter: "TELEMATICS"

                                                                THE SECOND PARTY

WHEREAS            Arad hereby declares that it is a company specializing in the field of automatic meter reading (AMR);

AND WHEREAS        Telematics hereby declares that it is a company specializing in the field of RF;

AND WHEREAS        The parties wish to cooperate together in order to develop, manufacture and market RF systems for the AMR field, whereby subject to the terms of this agreement Arad shall not
                   agreement with any other RF company except for Telematics;
                   and vice versa, Telematics shall not agreement with any other
                   AMR company except for Arad;

          THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.   The declarations of the parties, as specified in the preamble to this agreement, shall constitute an integral part of this agreement and its terms.

2.   The period of the agreement shall be five years, from the date on which this agreement is signed (hereinafter, "the Original Agreement Period").

     Following the end of the Original Agreement Period, the agreement shall be renewed automatically for a period of an additional year, each year
     (hereinafter, "the Extension Period"), unless one of the parties shall inform the other via registered mail with confirmed delivery, of their desire to terminate the agreement, not later than 90 days prior to the end of the Original Agreement Period and/or any Extension Period, as relevant.
     Should one party inform the other party of their desire to terminate the agreement, as stated, all of the parties' mutual undertakings made during the Original Agreement Period or during any Extension Period shall remain valid

3.   A)   Telematics hereby declares and undertakes that throughout the entire
          Agreement Period, it shall not develop, manufacture, market, order and/or agreement in any manner whatsoever, with any body engaged in the "AMR" field, apart from Arad.

     B)   Arad hereby declares and undertakes that throughout the entire
          Agreement Period, it shall not develop, manufacture, market, order and/or contract in any manner whatsoever, with any body engaged in the
          "RF" field, apart from Telematics, with regard to AMR-RF systems, except as stated in sub-paragraphs (C) and (D) below.

     C)   Notwithstanding the contents of sub-paragraph (B) above, Arad has the right to continue its cooperation with bodies, contractors, manufacturers and other agents engaged in the RF field, and which are specified in Appendix A to this Agreement, with regard to existing projects and initiatives, until the conclusion of these agreements with the said bodies. Arad shall not renew the agreements it has with these bodies and shall contract with Telematics instead - to the extent this is possible. As far as possible, Arad and Telematics shall act to gradually replace the products of the said bodies with
          Telematics products on an economic basis, and provided that Arad does not suffer any damage as a result, such as: violation of existing agreements, payment of compensation, payment of excess expenses, increased costs, and the like.

     D)   Arad shall continue to grant services, including support, to bodies and agencies entitled to such support therefrom, on the basis of existing

          agreements and undertakings, even with regard to products originating from those said bodies and agencies as described in sub-paragraph (C)
          above.

     E)   In the event new, competitive technologies are developed in the AMR-RF field, which shall be more advanced than the technologies that have been developed up to that point in time by Telematics under this agreement or in general, Telematics shall have the right of first refusal to develop technologies at the level of the said new technologies.

          In such a case, Arad shall contact Telematics in writing, and shall specify the characteristics of the competitive system and shall include all information known to it regarding this technology, its features and applications, cost, name and supplier, and any other information. Not later than 30 days after receiving said communication from Arad, Telematics shall send written notice informing Arad whether it has decided to exercise its right of refusal or not. Should
          Telematics decide to exercise its right of refusal the parties shall agree immediately on a reasonable timetable for developing technologies at a comparable level.

          In the event no such notice is given, or in the event that Telematics decides not to exercise its aforementioned right of refusal, Arad shall be entitled to contract with another supplier for the sole purpose of this technology, on condition that it is identical to the technology specified in Arad's said communication to Telematics.

4.   Arad and Telematics do hereby undertake to develop, manufacture and market together an AMR-RF system according to the system characterization to which they shall agree, and financing and responsibility for each of the stages shall apply to one of the companies, as specified below:

     A)   SYSTEM CHARACTERIZATION - to be defined together, according to the marketing description supplied by Arad. The characterization shall be owned by both of the parties.

     B)   DEVELOPMENT - to be carried out together, whereby the system characterization shall specifically define the role of each party in the

          development process. Each party shall absorb the cost of developing its own part, and shall be sole owners of that part of the development.

          The development stages shall be agreed between the parties, each stage separately, and a joint committee consisting of the directors of both companies, the project managers and Arad's marketing director, shall decide with regard to its progress in a joint decision.

     C)   MANUFACTURING - to be carried out by Telematics, where Telematics shall supply Arad with the electronic system and Arad shall be responsible for installing and integrating it into the final product.

          In stage 1, Telematics shall provide a prototype product for the purpose of assessment and/or improvement and/or modification; Arad shall assess and examine all aspects of the product, and on the basis of the outcome of these tests Telematics shall make any modifications and improvements accordingly.

     D)   MARKETING - to be carried out by Arad, in consultation with
          Telematics.

     E)   SUPPORT - to be provided by Telematics, subject to a warranty and a support agreement, which will also grant any technical assistance that may be needed for the various markets, according to the support agreements.

     F)   ANCILLARY PRODUCTS - such as: connections to cellular networks, connections for hand-held (Palm) devices, etc., Arad shall give
          Telematics the right of first refusal regarding all aspects of developing and manufacturing ancillary products in Telematics's field of expertise as defined in this agreement. The right of first refusal mechanism shall be as stated above in paragraph 3(E), with the necessary and relevant changes.

          This paragraph shall not apply in the event the development is carried out by Arad (development in analog, digital or cellular fields, etc.), but shall apply to development in the RF sphere.

5.   In exchange for manufacturing the system, Telematics shall receive from
     Arad the production costs, as defined above, with the addition of the following sums:

     A)   For the sale of up to *** units, the sum of $ *** , not including
          VAT, *** $ *** in NIS (not including VAT).

     B)   For the sale of every unit above the first  ***   units - the sum of
          $ *** in NIS, not including VAT, *** $ *** in NIS (not including VAT).

          For the purpose of this paragraph:

          "Unit" shall mean an RF unit, not including batteries but without the housing.

          "Production cost" shall mean the direct cost, i.e., the ex-factory cost, without any other associated costs, such as publicity, marketing, transportation, insurance, taxes, parts that do not belong to the electronic components, such as plastic, glass, etc., and all of the other items and components that are not directly associated with the assembly line of the electronic product, but including
          Telematics's cost for the ongoing operation of its assembly line and support thereof, which shall be calculated once a year, and in any case, shall not exceed the cost of an engineer's yearly salary and shall not be less than half the cost of an engineer's yearly salary.

     C)   In exchange for manufacturing the system's ancillary components,
          Telematics shall receive from Arad ***% of the production cost.

     D)   It is understood that all of the data required to calculate the production costs, as defined above, shall be accessible and available to Arad.

     E)   During the Agreement Period, and following completion of the product's development according to the characterization and the goals defined,
          Telematics shall begin the process of value engineering, with a view to reducing the cost of the product without jeopardizing its quality while improving the venture's profitability.

          If Telematics is successful, then Telematics shall receive, after carrying out the process, the following sums:

***   Confidential material redacted and filed separately with the Commission.

          (1)  For the first *** units sold - *** % of the total savings X the number of units actually sold;

          (2)  Beyond the first *** units sold, no matter what the figure -
               *** % of the total savings X the number of units actually sold.

     F)   The parties shall agree between them regarding the manner and terms of the payments Arad is required to transfer to Telematics, according to standard market conditions at the time relating to similar transactions between companies, such as Net+, etc., and in accordance with the payments made to the sub-contractor.

6.   It is hereby agreed between the parties that any advertising and/or presentation made by one party to this agreement that uses the name of the other party, shall require prior approval by the party so mentioned in the advertising and/or presentation.

7.   During the Agreement Period, and even afterwards and subject to any law, the parties do hereby undertake one towards the other to maintain absolute confidentiality with regard to all of their joint business and/or the business of each one separately, and this shall refer to the following matters: finances, payments, costs, profit and loss, customers, suppliers, sub-contractors, production and marketing techniques, processes and methods, etc.

     Any party that shall violate this paragraph shall be considered as if he committed a substantial breach of contract, with all of the legal consequences this entails.

8.   Changes to the instructions contained in this agreement may be made only in writing, and signed by the two parties.

9.   Arad hereby undertakes to transfer to Telematics a deposit payment of
     $  ***  for LLI components within 30 days of the signing of this agreement, and this shall be against an order for  ***  units.

   AND IN WITNESS THEREOF THE PARTIES HAVE SIGNED ON THE AFOREMENTIONED DATE:

             (-signed-)                                (-signed-)
---------------------------------------  ---------------------------------------
       Tadiran Telematics, Ltd.                  Arad Technologies, Ltd.

***   Confidential material redacted and filed separately with the Commission.

                                ESCROW AGREEMENT
                                ----------------

This Escrow Agreement dated as of 11 June 2001 is entered into by and among
Tadiran Telematics Ltd. (hereinafter referred to as "Telematics"), a company organized under the laws of ISRAEL), Arad Technologies Ltd. (hereinafter referred to as "Arad"), a company organized under the laws of ISRAEL, and
________________ a corporation organized under the laws of Israel ("Escrow
Agent"), with reference to the following facts:

A. Telematics and Arad Technologies Ltd. (hereinafter referred to as "Arad") are parties to that certain Agreement dated 3 December 2000 (the "AMR Agreement"); a copy of which is attached hereto as Exhibit "A" concerning the development of an
AMR System (the "Product").

B.  It is the policy of Telematics not to disclose the Production File of the
AMR system, except as provided in this applicable escrow agreement.

C.  Telematics and Arad desire that upon the occurrence of certain events described in Paragraph 3.1. below Arad will be entitled to use the AMR system production file subject to the terms of this agreement.

THEREFORE, FOR VALUABLE CONSIDERATION Telematics, Arad and Escrow Agent agree as follows:

1    Deliveries to Escrow Agent

     1.1  Three months after delivery of the first AMR System production batch,
          Telematics shall deliver the AMR system Production File to Escrow
          Agent. Escrow Agent shall confirm to Arad, in writing, that the AMR system production file have been deposited.

     1.2  Telematics shall deliver, when applicable, and, on an annual basis, to
          Escrow Agent the updates and new revision of any document included in the AMR system Production File (the "Upgrades").

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2.   Safekeeping of AMR system Production File

     2.l  The AMR system Documents held by the Escrow Agent shall remain the exclusive property of Telematics, and the Escrow Agent shall not use the AMR system Documents or disclose the same to any third party except as specifically provided for herein. The Escrow Agent shall hold the AMR system Documents in safekeeping as applicable for commercially sensitive material at its offices indicated below unless and until the Escrow Agent is to deliver the AMR system Documents to
          Arad or Telematics.

     2.2  The production file shall be identical to the production file provided to the manufacturers and will include PCB layouts, Gerber files, bill of material, production instruction, scheme drawings.

3.   Conditions for Release of AMR system Production File

     3.1  The occurrence of any of the following shall constitute a "Condition of Release" or by Escrow Agent under this Agreement:

          (a)  The commencement of voluntary or involuntary receivership, liquidation, winding up or reorganization proceedings against
               Telematics, that will prevent the Telematics from fulfillment of its obligations under the AMR Agreement, unless in the case of involuntary matters such proceedings are discharged within ninety
               (90) Days of their commencement, or any interim or permanent receiver or liquidator is appointed over the Telematics rights under the Contract or if Telematics becomes insolvent;

          (b)  Telematics does not execute a "AMR Purchase order" to Arad within
               120 days of the mutually agreed upon delivery schedule and provided that the delay is not due to external causes to which
               Telematics has no control over;

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     3.2  Arad shall give written notice (the "Release Notice") to the Escrow
          Agent of the occurrence of any Condition of Release. The Release
          Notice shall (a) identify the Agreement and this Escrow Agreement; (b)
          specify the Condition of Release that has occurred; (c) identify the
          AMR system Production File; and (d) demand the delivery of the AMR system Documents to Arad.

     3.3  Telematics, at any time, may give written notice (the "Termination
          Notice") to the Escrow Agent. The Termination Notice shall (a)
          identify the Agreement and this Escrow Agreement; (b) specify that the
          Agreement has terminated for reason other than a Condition of Release;
          (c) identify the AMR system Production File; and (d) demand delivery of the AMR system Production File to Telematics.

     3.4  Upon receipt of the Release Notice or the Termination Notice, the
          Escrow Agent shall send a copy thereof to the other party. If the other party desires to dispute the Release Notice or the Termination
          Notice, such party shall, within forty-five (45) days after the receipt of the copy of the Release Notice or the Termination Notice from the Escrow Agent, deliver to the Escrow Agent a sworn statement
          (the "Affidavit") stating that the specified condition or termination has not occurred, whereupon the provisions of Paragraph 4 below will become applicable. If the Escrow Agent received the Affidavit within such forty-five (45) day period, the Escrow Agent shall send a copy thereof to the party that sent the Release Notice or the Termination
          Notice, and Escrow Agent shall continue to hold the AMR system
          Documents under the terms of this Escrow Agreement. If the Escrow
          Agent does not receive the Affidavit within such forty-five (45) day period, the Escrow Agent shall deliver the AMR system Documents to the party that sent the Release Notice or the Termination Notice.

4.   Disputes

     4.1  In the event that a party files the Affidavit with the Escrow Agent in the manner and within the time period set forth in

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          Paragraph 3.4 above, the Escrow Agent shall not release the AMR system
          Documents to either party except (a) in accordance with a final decision of the arbitration panel as set forth in Paragraph 4.2 below, or (b) upon receipt of an agreement executed by Telematics and Arad, authorizing the release of the AMR system Documents to Telematics or to Arad.

     4.2  Disputes arising out of or relating to this Escrow Agreement, or the breach, termination, or invalidity thereof, shall be settled in accordance with the applicable dispute resolution provisions set forth in Para. 4.3 below. The Escrow Agent shall give prompt effect to any authenticated arbitration award. Notwithstanding anything to the contrary contained in this paragraph 4.2, neither party may terminate the Agreement nor pursue any remedies for its material breach first having given the breaching party written notice of the material breach and an opportunity to cure such breach within forty-five (45) days of the receipt of such written notice.

     4.3  Dispute Resolution and Arbitration

          (a)  If one or more disputes arise between the parties with respect to the obligations and responsibilities of either party under this
               Agreement, any such dispute shall be resolved in accordance with the process described in this Section 4.3, provided, however, that if either party determines that provisional relief (e.g. a temporary restraining order or preliminary injunction) is
               required to provide temporary relief, nothing herein shall prevent the aggrieved party from applying to a court for
               provisional relief. An application for provisional relief to a court shall not relieve either party of its obligation under this section 3.4, and shall not alter the power of the arbitrator to determine the rights and obligations of the parties under this
               Agreement.

          (b)  The parties shall attempt to select a mutually acceptable arbitrator. If, however, after 30 days of the declaring of a dispute and the suggestion of a candidate for arbitrator, the parties are unable to agree upon an arbitrator who is willing to accept the

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               appointment, the arbitrator shall be selected by the President of the Israeli Bar Association, whose selection shall be binding upon the parties.

          (c)  The arbitrator's fee and all other incidental costs incurred during the arbitration process will be shared equally between the parties.

          (d)  The arbitrator shall be neutral and impartial, and shall use the laws of the State of Israel to resolve the dispute between the parties.

          (e)  The arbitrator shall control the procedural aspects of the arbitration. The parties shall cooperate fully with the
               arbitrator at all times.

          (f)  The arbitrator shall, in consultation with the parties, fix the agenda for all meetings.

          (g)  Each party may be represented by counsel, who shall be authorized to recommend settlement options to their principals. Each party shall bear their attorney's fees.

          (h)  The arbitration shall be conducted expeditiously and shall be completed in less than 180 days from the date the arbitrator was selected. Each representative shall make every effort to be available for meetings, and the arbitrator shall ensure that he is able to devote all the time necessary to quickly and
               effectively render an arbitration judgement.

          (i)  The entire arbitration shall remain confidential. The parties or the arbitrator shall not disclose information regarding the process, including settlement terms, unless the parties agree otherwise.

               The arbitrator may obtain assistance and independent expert advice with the agreement of and at the expense of the parties.

          (j)  The arbitrator shall not be liable for any good faith act or omission in connection with his role as arbitrator.

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          (k)  The arbitration shall take place in Tel-Aviv, Israel.

          (l)  The arbitrator's decision shall be final and binding upon both parties.

5.   Payment to Escrow Agent

     The fees of the Escrow Agent for acting as escrow agent hereunder shall be shared equally by Telematics and Arad.

6.   Termination

     This Escrow Agreement shall terminate upon delivery of the AMR system
     Production File to either Telematics or Arad in accordance with the terms of this Agreement.

7.   Modification; Severability

     This Escrow Agreement shall not be waived, amended or modified except by the written agreement of all the parties hereto. Any invalidity, in whole or in part, of any provision of this Escrow Agreement shall not affect the validity of any other of its provisions.

8.   Notice

     All notices under this Agreement shall be in writing and shall be effective when delivered in person to the recipient by courier.

     All Notices to Telematics shall be delivered to:
     Tadiran Telematics Ltd.
     26, Hashoftim St., POBox 267
     Holon 58102
     Tel.: 03-5575700
     Fax:  03-5575703
     Attention: Eddy Kafzy
     All notices to Arad shall be delivered to:
     Arad Technologies Ltd.
     POB 332 Yakedon 20692 Israel

     Tel: 04-9935222
     Fax: 04-9935227

     Attention: Don Winter
     All notices to Escrow Agent shall be sent to:

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9.   Limitations or Responsibility and Liability

     9.1  The Escrow Agent shall exercise reasonable care as provided in Para.
          2.1 above with respect to safekeeping of the AMR system Documents and shall provide at least the same degree of care for the AMR system
          Production File as it maintains for its valuable documents and those of its customers lodged in the same location with appropriate atmospheric or other safeguards.

     9.2  The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, or other paper or document furnished to Escrow Agent, not only in assuming the due execution and the validity and effectiveness of the provisions of the notice, but also as to the truth and acceptability of any information herein contained, with Escrow Agent reasonably and in good faith believes.

     9.3  The Escrow Agent shall have no duties except those which are expressly set forth herein.

     9.4  Telematics and Arad hereby jointly and severally shall indemnify the
          Escrow Agent against any loss, liability, or damage (other than any loss, liability, or damage caused by the gross negligence or willful misconduct of Escrow Agent), including reasonable costs of litigation and attorneys' fees, arising from and in connection with the performance of Escrow Agent's duties and obligations under this
          Agreement as such duties and obligations pertain to the AMR system
          Documents.

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     9.5  The parties agree that all remedies and damages that might otherwise be available against Telematics or Arad for claims arising out of or related to this Agreement shall be subject to the limitations set forth in the Agreement, including, but not limited to the limitation of liability set forth in Section 13 of the Agreement.

10.  Counterparts

     This Escrow Agreement may be executed in multiple counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same Escrow Agreement.

11.  Choice Of Law

     The governing law of this Agreement shall be that of the State of Israel, as if both parties to this Agreement were resident and doing business in such state.

12.  Binding Effect

     This Agreement shall be binding on and insure to the benefit of the respective successors and permitted assigns of the parties.

13.  Entire Agreement

     This Escrow Agreement, together with the Agreement, constitutes the entire agreement of the parties with respect to the escrow of the AMR system
     Documents, and supersedes any and all prior negotiations, correspondence, understanding, and agreements between the parties respecting the subject matter of this Escrow Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered by their duly authorized representatives as of the year and date first-above written.

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ESCROW AGENT

By:                                   Date:
Name:
Title:
Date:

TADIRAN TELEMATICS                    ARAD

By:    Eddy Kafry   Date: 11/6/01     By:    Dan Winter    Date: 11/6/01
Name:  Eddy Kafry                     Name:  Dan Winter
Title: President                      Title: VP Technology
                                      Date:

Roman Sternberg
/s/ Roman Sternberg

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